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                                                                     EXHIBIT 4.7

                                 FORM OF WARRANT

The securities represented by this warrant or issuable upon exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered for sale, sold or otherwise disposed of except pursuant to an effective registration statement filed under the Securities Act, or pursuant to an exemption from registration under the Securities Act and any applicable state securities laws.

                                     WARRANT
                      TO PURCHASE SHARES OF COMMON STOCK OF
                               I-FLOW CORPORATION

                          VOID AFTER SEPTEMBER 4, 2008

ISSUED SEPTEMBER 4, 2003                                      WARRANT NO. IFW-__

         This certifies that, for good and valuable consideration, _________________ or its designated assign (together, the "WARRANTHOLDER"), is entitled to purchase from I-Flow Corporation, a Delaware corporation (the "COMPANY"), subject to the terms and conditions hereof, at any time on or after 9:00 a.m. (Pacific Time), on the Effective Date, and before 5:00 p.m. (Pacific
Time), on the Expiration Date (or, if such day is not a Business Day, at or before 5:00 p.m. (Pacific Time), on the next following Business Day), up to _____________ (______) fully paid and nonassessable shares of Common Stock at the Exercise Price. The Exercise Price and the number of Warrant Shares for which this Warrant is exercisable are subject to adjustment from time to time as provided in Article III hereof.

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         1.01 DEFINITION OF TERMS. As used in this Warrant, capitalized terms not otherwise defined have the following meanings:

         (a) "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banks in the State of California are authorized by law to remain closed.

         (b) "COMMON STOCK" means the Company's common stock, par value $0.001 per share.

         (c)      "EFFECTIVE DATE" means the date hereof.

         (d) "EXERCISE PRICE" means ten dollars ($10.00) per Warrant Share, as such price may be adjusted from time to time pursuant to Article III.

         (e)      "EXPIRATION DATE" means September 4, 2008.

         (f) "MARKET PRICE" means the per share closing price of the Common Stock, as quoted on the Nasdaq National Market System (or, if the Common Stock is not then traded on the Nasdaq National Market System, the principal national securities exchange, automated

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quotation system or other trading market where the Common Stock is then listed, quoted or traded).

         (g)      "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (h) "TRADING DAY" means any day on which the Nasdaq National Market System (or, if the Common Stock is not then traded on the Nasdaq National Market System, the principal national securities exchange, automated quotation system or other trading market where the Common Stock is then listed, quoted or traded) is open for trading.

         (i) "WARRANTS" means this Warrant and all other warrants that may be issued in its place.

         (j) "WARRANTHOLDER" means the person or entity to whom this Warrant is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name the Warrants are registered upon the books to be maintained by the Company for that purpose.

         (k) "WARRANT SHARES" means the shares of Common Stock purchasable upon exercise of the Warrants.

                                   ARTICLE II
                               EXERCISE OF WARRANT

         2.01 DURATION OF WARRANT. The Warrantholder may exercise this Warrant at any time and from time to time after the Effective Date and before the Expiration Date. If this Warrant is not exercised before the Expiration Date it will become void and all rights hereunder will thereupon cease.

         2.02     EXERCISE OF WARRANT.

         (a) Exercise of this Warrant shall be effected by presentation and surrender of this Warrant to the Company at its principal executive offices or at the office of its stock transfer agent, if any, with the form of Exercise Notice annexed hereto duly executed and accompanied by payment of the full Exercise Price for each Warrant Share to be purchased.

         (b) At any time beginning on the one-year anniversary of the Effective Date, (i) if a registration statement with respect to the resale of the Warrant Shares has not been declared effective by the SEC or has been withdrawn by the Company, or (ii) if, after at least five (5) consecutive trading days after the Warrantholder provides written notice to the Company of its intention to exercise this Warrant, there exists an Effectiveness Failure (as defined in that certain Registration Rights Agreement, of even date herewith, among the Company and the investors thereto), this Warrant may be exercised in whole or in part, in the case of clause (i) hereof, at any time, and in the case of clause (ii), at any time following such five (5) consecutive trading day period and, in either such case, until a registration statement is effective and available for such resale, by means of a cashless exercise (a "CASHLESS EXERCISE"). The Cashless Exercise of this Warrant shall be effected by presentation and surrender of this Warrant to the Company at its principal executive offices or at the office of its stock transfer agent, if any, with the form of Exercise Notice annexed hereto duly executed and marked that the Warrantholder desires to

                                       2

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effect a Cashless Exercise, in which event the Company shall issue to the
Warrantholder a number of shares of Common Stock determined in accordance with the following formula:

                           X = Y x (A-B)/A

where:                     X = the number of Warrant Shares to be issued to
                               the Warrantholder;

                           Y = the number of Warrant Shares with respect to
                               which this Warrant is being exercised;

                           A = the Market Price on the date this Warrant is
                               exercised; and

                           B = the Exercise Price.

         (c) Upon receipt of this Warrant with the Exercise Notice duly executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole Warrant Shares issuable upon such exercise in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company will then be closed or that certificates representing such Warrant Shares will not then be actually delivered to the Warrantholder.

         (d) In case the Warrantholder exercises this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the Warrantholder.

         2.03 RESERVATION OF SHARES. The Company shall reserve for issuance and delivery upon exercise of this Warrant such number of Warrant Shares that may be issuable, from time to time, upon exercise of this Warrant. All such shares will be duly authorized, and when issued upon such exercise, will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights (except the restrictions imposed by the legend appearing at the top of the facing page of this Warrant).

         2.04 FRACTIONAL SHARES. The Warrant may be issued only for whole shares, and the Company will not be required to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant.

                                   ARTICLE III
                     ADJUSTMENT OF SHARES AND EXERCISE PRICE

         3.01     MECHANICAL ADJUSTMENTS.

         (a) If at any time after the Effective Date and prior to the exercise of this Warrant in full, the Company shall, without receipt of consideration (i) subdivide, reclassify or recapitalize outstanding Common Stock into

                                       3

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a greater number of shares, whether by a stock split, stock dividend or otherwise; (ii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares; or (iii) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the Company shall make appropriate and proportionate adjustments to the Exercise Price and number of Warrant Shares in effect at the time of the record date of such subdivision, combination, reclassification or recapitalization so that the Warrantholder is entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full with respect to all Warrant Shares then remaining subject to this Warrant immediately prior to such event, the Warrantholder would have owned upon such exercise and been entitled to receive by virtue of such subdivision, combination, reclassification or recapitalization. Any adjustment required by this Section 3.01(a) will be made successively immediately after the effective date of any subdivision, combination, reclassification or recapitalization to allow the purchase of such aggregate number and kind of shares.

         (b) In the event that at any time, as a result of any adjustment made pursuant to Section 3.01(a), the Warrantholder thereafter is entitled to receive any securities other than or in addition to Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 3.01(a).

         3.02 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by its Chief Executive Officer or President, and by any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which adjustment was made.

         3.03 PRO RATA DISTRIBUTIONS. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (a) evidences of its indebtedness, (b) any security (other than a distribution of Common Stock otherwise covered by this Article III), (c) rights or warrants to subscribe for or purchase any security, or (d) any other asset (in each case, "DISTRIBUTED PROPERTY"), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of: (x) such Exercise Price, multiplied by (y) a fraction, the denominator of which is the average of the Market Prices for the five (5) trading days immediately prior to (but not including) such record date (the "AVERAGE MARKET PRICE"), and the numerator of which is Average Market Price, less the then fair market value of the Distributed Property distributed in respect of one (1) share of Common Stock, as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company (the "APPRAISER").

         3.04 NO ADJUSTMENT FOR DIVIDENDS. Notwithstanding anything herein to the contrary, no adjustment in respect of any cash dividends paid by the Company will be made during the term of this Warrant or upon the exercise of this Warrant.

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         3.05     PRESERVATION OF PURCHASE RIGHTS IN CERTAIN TRANSACTIONS. In
case of any reclassification or capital reorganization of the Company or other change of outstanding shares of Common Stock (other than a subdivision or a combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and said merger does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause such successor or purchasing corporation, as the case may be, to execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue will be treated as an issue of Common Stock covered by the provisions of Article III. The provisions of this Section 3.05 will similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyances.

         3.06 FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

         3.07 TREATMENT OF WARRANTHOLDER. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

                                   ARTICLE IV
              OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

         4.01 NO RIGHTS AS STOCKHOLDERS. Nothing contained in this Warrant will be construed as conferring upon the Warrantholder or its transferees the right to vote or to receive dividends or to consent to or receive notice as a stockholder in respect of any meeting of stockholders for the election of directors or any other matter, or any other rights whatsoever as a stockholder of the Company.

         4.02 LOST STOLEN MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may

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in its discretion impose (which will, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as and in substitution for this Warrant.

         4.03 LIMITATION ON EXERCISE. Notwithstanding anything to the contrary contained in this Warrant, the number of Warrant Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Warrantholder (together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Warrantholder's for purposes of Section 13(d) of the Exchange Act), does not exceed 4.999% (the "MAXIMUM PERCENTAGE") of the total number of issued and outstanding shares of Common Stock (including, for such purpose, the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Warrantholder that it has evaluated the limitation set forth in this
Section 4.03 and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this Section 4.03 and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 4.03 applies. By written notice to the Company, the Warrantholder may increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that (i) such percentage may not exceed 9.999%; (ii) any increase will not be effective until the 61st day after such written notice is delivered to the Company; and (iii) any increase or decrease will apply only to the Warrantholder and not to any other holder of warrants.

                                    ARTICLE V
            SPLIT-UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS

         5.01 SPLIT-UP, COMBINATION AND EXCHANGE OF WARRANTS. Subject to the provisions of Section 5.02, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange Warrants, it shall make such request in writing delivered to the Company and shall surrender to the Company any Warrants to be so split up, combined or exchanged. Upon any such surrender for a split up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company will not be required to effect any split up, combination or exchange which would result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination or exchange of Warrants.

         5.02 RESTRICTIONS ON TRANSFER. All transfers of this Warrant and Warrant Shares must be made in such a manner as not to violate any applicable state securities laws or the Securities Act and the rules and regulations promulgated thereunder. At the time of a transfer, the Warrantholder shall make such representations, and such legends will be placed on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a transfer without such registration under the Securities Act.

                                   ARTICLE VI
                                 OTHER MATTERS

         6.01 AMENDMENTS AND WAIVERS. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the holder of this Warrant.

         6.02 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to any conflict of laws principles.

         6.03 SUBMISSION TO JURISDICTION. All actions or proceedings arising in connection with this Warrant may be tried and litigated in the state or federal courts located in the County of New Castle, State of Delaware. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the state and federal courts located in the County of New Castle, State of Delaware shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 6.03 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 6.06. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         6.04 SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision will be excluded from this Warrant and the balance of the Warrant will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

         6.05 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provisions of this Warrant, or where any provisions hereof or thereof is validly asserted as a defense, the prevailing party will be entitled to recover from the non-prevailing party actual attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

         6.06 NOTICE. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile, to the parties, their successors in interest or their assignees. Notices to the Investors shall be delivered to the applicable addresses set forth on Schedule 1 to the Securities Purchase Agreement, dated as of September 2, 2003, among the Company and the investors thereto; notices to the Company shall be delivered to its principal place of business, Attention: Chief Executive Officer. Any party may change its address for delivery of notice by written notice in accordance with this Section 6.06.

         IN WITNESS WHEREOF, this Warrant has been duly executed and delivered as of the date first above written.

                                     THE COMPANY:

                                     I-Flow Corporation,
                                     a Delaware corporation

                                     By:________________________________________
                                          James R. Talevich
                                          Chief Financial Officer

                               FORM OF ASSIGNMENT
                (To be executed only upon assignment of Warrant)

         For value received, _________________________ hereby sells, assigns and transfers unto __________________ the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:

NAME(S) OF ASSIGNEE(S)               ADDRESS             NO. OF WARRANT SHARES
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

And if said transferred Warrant Shares shall not be all the Warrant Shares represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares represented by said Warrant.

Dated: __________________               ________________________________________
                                        Signature

Note: The above signature must correspond exactly with the name in which the Warrant is issued at the time of transfer.

                             FORM OF EXERCISE NOTICE
      (to be executed upon exercise of Warrant pursuant to Section 2.02(a))

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder _______________ Warrant Shares, and either:

         [ ]      tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $______________; or

         [ ]      meets the requirements of Section 2.02(b) of this Warrant and elects to make a Cashless Exercise in accordance with the terms and conditions thereof.

         In connection with the irrevocable election to exercise this Warrant, the undersigned hereby represents and warrants to I-Flow Corporation that:

         (a) Except to the extent covered by an effective registration statement, the Warrant Shares will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing any of the Warrant Shares; provided, however, that in making such representation, the undersigned does not agree to, or represent that it will, hold the Warrant Shares for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Warrant Shares at any time in accordance with the provisions of this Warrant and with applicable federal and state securities laws.

         (b) The undersigned is an "accredited investor" (as defined under SEC Rule 501 of Regulation D under the Securities Act of 1933, as amended). The undersigned is able to bear the economic risk of an investment in the Warrant Shares and has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the exercise of this Warrant. The undersigned also represents that the undersigned has not been organized for the purpose of acquiring the Units or that, if it has been so organized, each member, partner or stockholder of such Investor is an "accredited investor."

         (c) The undersigned understands that (unless covered by an effective registration statement, sold pursuant to Rule 144 under the Securities
Act) the Warrant Shares will be characterized as "restricted securities" under the federal securities laws. The undersigned understands that, if the Warrant Shares are characterized as restricted securities, the Warrant Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In the absence of an effective registration statement covering the Warrant Shares or an available exemption from registration under the Securities Act, the Warrant Shares must be held indefinitely. The undersigned is familiar with Rule 144 under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The undersigned is also familiar with the anti-manipulation rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, including Regulation M.

         Please issue a certificate or certificates for such Warrant Shares in the name of:

                                Name:___________________________________________

                                (Please print Address and Social Security Number below)

Dated: ________________         ________________________________________________
                                Signature

Note: The above signature must correspond exactly with the name in which the Warrant is issued at the time of transfer.

         If the number of shares are not all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the registered Warrant holder for the balance remaining of the shares purchasable rounded up to the next higher number of shares.

                                       2